UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 6, 2006

FIDELITY NATIONAL FINANCIAL, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-9396	86-0498599

(State or other Jurisdiction of	(Commission File	(IRS Employer
Incorporation or Organization)	Number)	Identification No.)

601 Riverside Avenue
Jacksonville, Florida	32204

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (904) 854-8100
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement
     On September 14, 2005, the registrant’s subsidiary Fidelity National Information Services, Inc. (“Former FIS”), Certegy Inc. (“Certegy” or, with respect to periods following the Merger, “New FIS”) and C Co Merger Sub, LLC, a wholly-owned subsidiary of Certegy (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the merger (the “Merger”) of Former FIS with and into Merger Sub, with Merger Sub to be the surviving corporation. The Merger was completed on February 1, 2006, and in connection therewith, Certegy changed its name to Fidelity National Information Services, Inc.
     In connection with the closing of the Merger, subsidiaries of the registrant entered into the agreements or amendments to agreements described below.
Joinder to Former FIS’s Credit Facility
     Upon the completion of the Merger, New FIS became a co-borrower and guarantor under Former FIS’s senior credit facilities. The following subsidiaries of New FIS also became guarantors of this indebtedness, pursuant to a Subsidiary Guaranty Supplement dated on or about February 1, 2006: Certegy Card Services, Inc.; Certegy Check Services, Inc.; Certegy E-Banking Services, Inc.; Certegy First Bankcard Systems, Inc.; Certegy Payment Services; Certegy Payment Recovery Services, Inc.; Certegy Transaction Services, Inc.; Crittson Financial Corporation, GameCash Inc.; Game Financial Corporation; and Game Financial Corporation of Wisconsin.
     In addition, the parties entered into an amendment to the senior credit facilities. This amendment made various conforming changes to permit completion of the Merger and to recognize New FIS as a co-borrower under the facilities. Among other things, the amendment will permit New FIS to pay dividends on its common stock in an amount not to exceed $60 million per year, provided no event of default exists under the credit facilities or would be created thereby.
     Former FIS entered into its senior credit facilities in March 2005 in connection with its recapitalization. These facilities are described in and filed as Exhibit 10.1 to a Current Report on Form 8-K filed by the registrant on March 15, 2005.
Certegy Stock Incentive Plan
     The Amended and Restated Certegy Inc. Stock Incentive Plan was amended upon completion of the Merger. Future grants of awards based on the common stock of New FIS may be made thereunder.
Plan Administration
     The Compensation Committee of New FIS’s board of directors administers the plan. The committee has the discretion to delegate to one or more of New FIS’s officers its authority and duties under the plan with respect to participants who are not subject to the reporting and other requirements of Section 16 of the Exchange Act. The committee has the right to terminate the plan at any time, or amend the plan, so long as the termination or amendment does not adversely affect any rights of any participant with respect to outstanding awards without that participant’s consent.
Eligibility
     The committee or its delegate is authorized to make awards under the plan to any of New FIS’s officers or other key employees, or others performing services for New FIS or any officers,

other key employees, or service providers of New FIS’s subsidiaries, and to award stock options, restricted stock or restricted stock units to New FIS’s non-employee directors. As a result, award recipients may include persons who are executive officers or directors of the registrant. The committee has discretion in selecting eligible participants.
Description of Awards
     General
     The committee or its delegate has the authority to award:
•	Stock options, including both incentive and non-qualified stock options;

•	Restricted stock; and

•	Restricted stock units, or RSUs, which are rights to receive shares of common stock on a future date, or a cash payment for each unit equal to the fair market value of a share on such future date.
     The total number of shares of common stock of New FIS that may be issued pursuant to awards under this plan is 14,598,182, of which 2,705,164 shares have been issued upon the exercise of options and 228,161 shares have already been delivered upon the lapse of the risk of forfeiture with respect to restricted stock and RSUs, in each case as of December 31, 2005. The number of shares available will be adjusted to account for shares relating to awards that expire or are transferred, surrendered, or relinquished upon payment of any option price by transfer of shares or upon satisfaction of any withholding amount. The total number of shares issued upon exercise of all incentive stock options under the plan will not exceed 10 million shares. The total number of shares that may be issued pursuant to awards of restricted stock and RSUs under the plan will not exceed 6 million shares. These totals, and the individual limits described below, may be adjusted by the committee in its discretion to reflect any change in the number of shares of common stock due to any stock dividend, stock split, combination, recapitalization, merger, spin-off, or similar corporate transaction. No individual participant will be awarded option rights for more than 1 million shares during any calendar year, and no more than 400,000 shares of restricted stock and RSUs, in the aggregate, may be awarded to any individual participant during any calendar year. No non-employee director may be awarded options, restricted stock and RSUs, in the aggregate, for more than 20,000 common shares in any one calendar year.
     Options
     The vesting schedule, duration of the option, and other specific terms of an option award will be fixed by the committee and described in an agreement. If specified in the option agreement, options may become fully vested and exercisable if New FIS experiences a change in control as defined in the plan. The terms of an option award also may provide for additional options to be awarded at then current market value to an option holder upon exercise. Further, any option award may specify management objectives that must be achieved as a condition to exercise.

     The exercise price of any stock option awarded under the plan generally will be not less than 100% of the market value of New FIS common stock on the date of award. The committee will not, without the further approval of the shareholders, except for certain capital adjustments, restructurings, or reorganizations, have the authority to re-price any outstanding option rights to reduce the exercise price. Participants will have the right to exercise an option by making payment in any one or more of the following ways, as specified at the time of award:
•	by cash or check;

•	by transfer of shares of New FIS common stock that have been owned by the participant for at least six months, or with respect to options that do not qualify as incentive stock options, by transfer of restricted shares or other option rights; or

•	by cashless exercise, where a bank or broker-dealer New FIS has approved sells some of the shares acquired and delivers the proceeds to New FIS.
     Restricted Stock and RSUs
     The committee may authorize awards of restricted stock and RSUs, which may or may not require additional payment. The committee may subject awards to certain conditions that will constitute a risk of forfeiture, which may include management objectives or requirement of continued employment through a certain date. Any restricted stock or RSU award may require that all dividends, dividend equivalent rights or other distributions (to the extent holders of restricted stock or RSUs are entitled to such distributions) paid during the period of restriction be subject to these conditions.
Termination of Awards
     The terms of an award may provide that it will terminate, among other reasons, upon the holder’s termination of employment or other status with the company or its subsidiaries, upon a specified date, upon the holder’s death or disability, or upon the occurrence of a change in control. Also, the committee may, within the limitations of the plan, provide in the award agreement for the acceleration of vesting for any of the above reasons.
Option Grants
     On February 1, 2006, New FIS granted options under the plan to each of Lee A. Kennedy, its President and Chief Executive Officer, and Jeffrey S. Carbiener, its Executive Vice President and Chief Financial Officer, in accordance with the terms of their employment agreements, which were previously filed as Exhibits 10.2 and 10.3, respectively, to Certegy’s Current Report on Form 8-K filed September 16, 2005. The options were granted pursuant to the terms of option agreements, the forms of which are filed as Exhibits 99.10 and 99.11 to New FIS’s Current Report on Form 8-K filed February 6, 2006. The foregoing description of the plan is qualified in its entirety by reference to the full text thereof, which is filed as Exhibit 99.8 to the foregoing report of New FIS.

Assumption of Former FIS Stock Plan
     In connection with the Merger, New FIS assumed the Fidelity National Information Services, Inc. 2005 Stock Incentive Plan (the “Old FIS Plan”). All outstanding options for Former FIS shares under the Old FIS Plan became options for shares of New FIS, adjusted as set forth in the Merger Agreement, and any future grants under the Old FIS Plan would also be in respect of New FIS shares. The Old FIS Plan was filed as Exhibit 10.84 to the registrant’s Annual Report on Form 10-K filed March 15, 2005.
ITEM 1.02. Termination of a Material Definitive Agreement
     To the extent relevant hereto, the matters referred to in Item 8.01 are incorporated herein by reference.
ITEM 2.01. Completion of Acquisition or Disposition of Assets
     On February 1, 2006, the Merger was completed. As a result, among other things:
•	Former FIS merged into Merger Sub, which was the survivor of the merger, and each outstanding share of Former FIS common stock was converted into the right to receive 0.6396 shares of common stock of New FIS.

•	The Former FIS stockholders, including the registrant, now own approximately 67.6% of New FIS’s outstanding common stock. The registrant itself now owns approximately 50.8% of New FIS’s outstanding common stock, taking into account shares acquired in the Merger and 1 million shares previously owned.

•	Certegy declared a special cash dividend of $3.75 per share, or a total of approximately $236.4 million, payable to its shareholders of record on the close of business on the day prior to the day on which the Merger was consummated.

•	Certegy changed its name from “Certegy Inc.” to “Fidelity National Information Services, Inc.” and its New York Stock Exchange trading symbol from “CEY” to “FIS”.

•	The board of directors of New FIS was reconstituted so that a majority of the board now consists of directors designated by the Former FIS stockholders.
     Although in legal form Certegy acquired Former FIS, the Former FIS stockholders now hold a majority of the outstanding shares of common stock of New FIS. Accordingly, for accounting and financial reporting purposes, the Merger will be treated by New FIS as a reverse acquisition of Certegy by Former FIS under the purchase method of accounting pursuant to U.S. generally accepted accounting principles.
     More detailed descriptions of the Merger and the Merger Agreement are set forth in Certegy’s definitive proxy statement filed with the SEC in connection with the Merger on

December 22, 2005. The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the text of the Merger Agreement, which was filed as Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed September 20, 2005 (the “9/20/05 Form 8-K”).
ITEM 8.01. Other Events
     In addition to the matters referred to in Item 1.01, which are incorporated herein by reference, upon completion of the Merger, the stockholders agreement and registration rights agreement between Former FIS and its stockholders were both terminated. The management agreements between Former FIS and an affiliate of Thomas H. Lee Partners, L.P. and between Former FIS and an affiliate of Texas Pacific Group were also terminated.
     At the time of the Merger, New FIS entered into a registration rights agreement with the stockholders of Former FIS, including the registrant (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Former FIS stockholders have the right to require New FIS to register the shares of common stock of New FIS issued to them in the Merger for resale by them up to eight times on Form S-1 and an unlimited number of times on Form S-3. Such registrations may be underwritten registrations or shelf registrations, at the election of the selling stockholders, and may include an unlimited number of shares. The Former FIS stockholders also will be able to include their shares in any registration New FIS may undertake, subject to customary limitations on their rights where the inclusion of their shares in an underwritten public offering initiated by New FIS would adversely affect the distribution or marketability of the securities being offered or the price that will be paid in the offering. New FIS will pay all of the Former FIS stockholders’ expenses associated with any such registration except for underwriter discounts or other selling commissions. The foregoing summary is qualified in its entirety by reference to the text of the Registration Rights Agreement filed as Exhibit 99.1 to the Current Report on Form 8-K of New FIS filed February 6, 2006. New FIS is also party to a stockholders agreement with such stockholders, as described in and filed as an exhibit to the 9/20/05 Form 8-K.
     Finally, certain changes were made to intercompany agreements between New FIS and its subsidiaries, on the one hand, and the registrant and its other subsidiaries, on the other hand, and a new corporate services agreement was entered into between the registrant and New FIS. The current terms of the principal intercompany agreements among such parties are described in detail in the Current Report on Form 8-K of New FIS filed February 6, 2006.
ITEM 9.01. Financial Statements and Exhibits
     (c) Exhibits

Exhibit
Number	Description
2.1	Agreement and Plan of Merger among Certegy Inc., C Co Merger Sub, LLC and Fidelity National Information Services, Inc. dated as of September 14, 2005 (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report

Exhibit
Number	Description
on Form 8-K, filed September 20, 2005)

99.1	Joinder Agreement, dated as of February 1, 2006, by and between Fidelity National Information Services, Inc. and Bank of America, N.A. (incorporated by reference to Exhibit 99.6 to the Current Report on Form 8-K of Fidelity National Information Services, Inc. filed February 6, 2006 (the “FIS 8-K”))

99.2	Subsidiary Guaranty Supplement, dated as of February 1, 2006, by Certegy Card Services, Inc., Certegy Check Services, Inc., Certegy E-Banking Services, Inc., Certegy First Bankcard Systems, Inc., Certegy Payment Services, Certegy Payment Recovery Services, Inc., Certegy Transaction Services, Inc., Crittson Financial Corporation, GameCash Inc., Game Financial Corporation, and Game Financial Corporation of Wisconsin (incorporated by reference to Exhibit 99.7 to the FIS 8-K)

99.3	Registration Rights Agreement, dated as of February 1, 2006, among Fidelity National Information Services, Inc., f/k/a Certegy Inc., and the securityholders named therein (incorporated by reference to Exhibit 99.1 to the FIS 8-K)

99.4	Amended and Restated Certegy Inc. Stock Incentive Plan (incorporated by reference to Exhibit 99.8 to the FIS 8-K)

99.5	Form of Option Agreement between Fidelity National Information Services, Inc. and Lee A. Kennedy (incorporated by reference to Exhibit 99.10 to the FIS 8-K)

99.6	Form of Option Agreement between Fidelity National Information Services, Inc. and Jeffrey S. Carbiener (incorporated by reference to Exhibit 99.11 to the FIS 8-K)

99.7	Amendment No. 1 and Addendum, dated as of September 26, 2005 and effective as of February 1, 2006, to the FIS senior credit facilities (incorporated by reference to Exhibit 99.5 to the FIS 8-K)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY NATIONAL FINANCIAL, INC.

	By:	/s/ Alan L. Stinson

Alan L. Stinson
Executive Vice President and Chief Financial Officer
Dated: February 6, 2006